Exhibit 99.1

BARINGS BDC, INC. REPORTS THIRD QUARTER 2018 RESULTS
CHARLOTTE, N.C., November 8, 2018 - Barings BDC, Inc. (NYSE: BBDC) ("Barings BDC" or the "Company") today announced its financial and operating results for the third quarter of 2018.
Highlights

Income Statement	BBDC: August 3, 2018 through September 30, 2018		Consolidated Three Months Ended September 30, 2018(1)
(dollars in millions, except per share data)	Total Amount	Per Share(2)	Total Amount	Per Share(3)
Net investment income (loss)	$3.3	$0.06	$(31.1)	$(0.59)
Net realized gains (losses)	$0.6	$0.01	$(117.2)	$(2.24)
Net unrealized appreciation	$0.3	$0.00	$57.7	$1.10
Net increase (decrease) in net assets resulting from operations	$3.9	$0.07	$(101.4)	$(1.94)
Dividends paid		$0.03		$0.03
(1) See the Company's income statement below under the section titled "Third Quarter 2018 Results Subsequent to the Externalization Transaction."
(2) Based on weighted average shares outstanding during the period of 54,690,511.
(3) Based on weighted average shares outstanding during the period of 52,300,269.

Investment Portfolio and Balance Sheet
(dollars in millions, except per share data)	As of September 30, 2018
Investment portfolio at fair value	$1,081.2
Weighted average yield on debt investments (at principal amount)	5.6%

Total assets	$1,377.4
Debt outstanding	$210.0
Total net assets (equity)	$611.0
Net asset value per share	$11.91
Debt-to-equity	0.34x
Net debt-to-equity adjusted for unsettled transactions	0.69x
Third Quarter 2018 Results
Commenting on the quarter, Eric Lloyd, Chief Executive Officer, stated, "Barings BDC is off to a strong start. On August 2, we closed the externalization transaction and immediately began deploying capital into broadly syndicated first lien loans. During the third quarter, we increased our broadly syndicated loan portfolio to over $950 million and committed approximately $87 million in middle market senior private debt and equity. Subsequent to the externalization transaction, we earned net investment income of $0.06 per share, which exceeded our third quarter dividend by $0.03 per share. The experience and capabilities of Barings as our investment adviser have enabled this quick start for the Company, and we believe the aligned interests among Barings and the Company's shareholders should continue to provide a competitive advantage going forward."
As previously disclosed, on July 31, 2018 the Company closed the sale of its portfolio assets to BSP Asset Acquisition I, LLC, an affiliate of, Benefit Street Partners, L.L.C. ("BSP") and on August 2, 2018, closed the externalization transaction with Barings LLC ("Barings" or the "Adviser"), pursuant to which Barings agreed to become the Company's investment adviser (the "Externalization Transaction").

During the three months ended September 30, 2018, the Company reported total investment income of $12.1 million, a net investment loss of $31.1 million, or $0.59 per share, and a net decrease in net assets resulting from operations of $101.4 million, or $1.94 per share. The Company's net investment loss for the period included approximately $36.0 million in one-time compensation and transaction-related expenses relating to the asset sale and Externalization Transaction. In addition, in connection with the asset sale, during the three months ended September 30, 2018, the Company recognized a realized loss on investments of approximately $119.6 million, partially offset by a net realized gain on the repayments and sales that occurred between June 30, 2018 and the closing of the asset sale transaction of approximately $1.8 million.
Third Quarter 2018 Results Subsequent to the Externalization Transaction
On August 3, 2018, Barings BDC commenced operations with Barings as investment adviser. From August 3, 2018 through September 30, 2018, the Company generated net investment income of $3.3 million, or $0.06 per share, and a net increase in net assets resulting from operations of $3.9 million, or $0.07 per share.
The table below presents the Company's income statement (i) for the three months ended September 30, 2018, (ii) for the period from July 1, 2018 through August 2, 2018, the closing date of the Externalization Transaction, and (iii) for the period from August 3, 2018 through September 30, 2018.

	Three Months Ended September 30, 2018(1)	Less: Legacy TCAP July 1, 2018 through August 2, 2018(2)	BBDC August 3, 2018 through September 30, 2018
Investment income:
Interest income	$10,065,666	$6,189,301	$3,876,365
Dividend income	303,062	102,285	200,777
Fee and other income	377,726	369,063	8,663
Payment-in-kind interest income	502,947	502,947	—
Interest income from cash and cash equivalents	822,995	501,067	321,928
Total investment income	12,072,396	7,664,663	4,407,733
Operating expenses:
Interest and other financing fees	4,369,994	4,209,497	160,497
Base management fee	1,546,675	—	1,546,675
Compensation expenses	29,435,834	29,347,295	88,539
General and administrative expenses	8,766,516	8,440,037	326,479
Total operating expenses	44,119,019	41,996,829	2,122,190
Base management fee waived	(993,317)	—	(993,317)
Net operating expenses	43,125,702	41,996,829	1,128,873
Net investment income (loss)	(31,053,306)	(34,332,166)	3,278,860
Realized and unrealized gains (losses) on investments and foreign currency borrowings:
Net realized gains (losses)	(117,211,190)	(117,786,345)	575,155
Net unrealized appreciation	57,655,427	57,398,065	257,362
Net realized and unrealized gains (losses)	(59,555,763)	(60,388,280)	832,517
Loss on extinguishment of debt	(10,507,183)	(10,507,183)	—
Provision for taxes	(274,132)	(73,355)	(200,777)
Net increase (decrease) in net assets resulting from operations	$(101,390,384)	$(105,300,984)	$3,910,600
Net investment income (loss) per share—basic and diluted	$(0.59)	$(0.71)	$0.06
Net increase (decrease) in net assets resulting from operations per share—basic and diluted	$(1.94)	$(2.19)	$0.07
Weighted average shares outstanding—basic and diluted	52,300,269	48,026,804	54,690,511
(1) Amounts from our Unaudited Consolidated Statement of Operations for the three months ended September 30, 2018, representing the sums of the amounts for (i) the period from July 1, 2018 through August 2, 2018 and (ii) the period from August 3, 2018 through September 30, 2018, excluding per share amounts and weighted average shares outstanding.
(2) Compensation expenses for the period from July 1, 2018 through August 2, 2018 included approximately $27.6 million in one-time expenses associated with the asset sale and Externalization Transaction, including severance expenses, pro-rata incentive compensation, transaction-related bonuses, expenses related to the acceleration of vesting of restricted stock grants and deferred compensation grants, and other expenses associated with the obligations under our existing severance agreements and severance policy. General and administrative expenses for the period from July 1, 2018 through August 2, 2018 included transaction advisory fees, increased legal expenses and other direct costs related to the asset sale and Externalization Transaction totaling approximately $8.4 million.

Net asset value ("NAV") per share as of September 30, 2018 was $11.91 as compared to $13.70 as of June 30, 2018. On July 31, 2018, after the sale of assets to BSP, NAV per share was approximately $11.72. The decrease in NAV per share from June 30, 2018 to July 31, 2018 was primarily related to the net realized loss on the asset sale of $1.27 per share, one-time compensation and transaction-related expenses of $0.76 per share and the loss on extinguishment of debt of $0.21 per share, partially offset by legacy Triangle Capital Corporation net investment income of $0.04 per share and an increase in additional paid-in capital related to stock-based compensation of $0.22 per share. The increase in NAV per share from July 31, 2018 to September 30, 2018 was primarily attributable to (i) accretion from a tender offer carried out by the Company following the closing of the Externalization Transaction of $0.13 per share, (ii) BBDC's net investment income per share for the period subsequent to the Externalization Transaction exceeding the third quarter dividend by $0.03 per share and (iii) net realized and unrealized gains on the BBDC investment portfolio of $0.02 per share.
Liquidity and Capitalization
Immediately following the sale of assets to BSP, the Company repaid all of its outstanding indebtedness and held cash as its primary asset. As part of the Externalization Transaction, Barings made a $100.0 million investment in newly issued shares of the Company’s common stock at net asset value, providing additional cash available to be used for the Company’s $50.0 million issuer tender offer to purchase shares of its common stock, new portfolio investments and other operating cash needs. In addition, on August 3, 2018, the Company’s wholly-owned subsidiary, Barings BDC Senior Funding I, LLC (“BSF”), entered into a new $750.0 million credit facility, subject to a first-priority security interest in the assets of BSF (the “Credit Facility”).  Borrowings under the Credit Facility are subject to compliance with a borrowing base, pursuant to which the amount of funds advance by the lenders to BSF will vary depending on the types of assets in BSF’s portfolio.
As of September 30, 2018, the Company’s $1.1 billion investment portfolio included $544.2 million of transactions which had not yet settled as cash. These cash settlements are expected to be funded with available cash and cash equivalents, sales of short-term money market fund investments, cash received from unsettled portfolio investment sales and additional borrowings under the Credit Facility. As of September 30, 2018, the Company had cash and cash equivalents of $116.7 million, short-term money market fund investments of $45.0 million, receivables from unsettled transactions of $172.8 million and $210.0 million of debt outstanding under the Credit Facility. The Company’s debt-to-equity ratio was 0.34x as of September 30, 2018, or 0.69x when adjusting for unsettled transactions.
Commenting on the Company’s liquidity position, Jonathan Bock, Chief Financial Officer of the Company, stated, "With adjusted leverage of 0.69x relative to the 2.0x limit approved by shareholders, the Company is positioned to increase future returns with the prudent use of additional leverage to fund our predominantly first lien, senior secured debt strategy. Barings' liquid credit team has invested over $950 million in a syndicated senior secured loan portfolio that generates income for shareholders and provides the available liquidity we need to support our growing middle market portfolio. The capabilities of Barings to both quickly utilize and maintain liquidity have been critical during this transition period from an all-cash balance sheet."
Recent Portfolio Activity
During the three months ended September 30, 2018, subsequent to the Externalization Transaction, the Company purchased $1,227.9 million in syndicated senior secured loans and made new investments in six middle market portfolio companies totaling $75.3 million, consisting of senior secured private debt and one minority equity instrument. In addition, during the three months ended September 30, 2018, subsequent to the transactions, the Company received $1.4 million of principal payments and sold $275.6 million of syndicated senior secured loans and recognized gains on such sales totaling $0.6 million.
Subsequent Events
From October 1, 2018 through November 7, 2018, Barings BDC made approximately $79.9 million of new middle market private debt and equity commitments, of which approximately $72.0 million closed. The $72.0 million of middle market investments consist of approximately 89% of first lien senior secured debt and approximately 11% of second lien senior secured debt. The weighted average yield of the closed originations was 8.9%. In addition, as of November 1, 2018, Barings North American Private Finance group had a probability weighted pipeline of approximately $859 million, in which Barings BDC may have the ability to participate. Not all deals may be suitable for Barings BDC and the Company's allocations will be determined in accordance with Barings Global Private Finance allocation policy.
10b5-1 Stock Purchase
On September 24, 2018, Barings entered into a Rule 10b5-1 Purchase Plan. Pursuant to the 10b5-1 Plan, an independent broker makes purchases of shares of the Company's common stock on the open market on behalf of Barings in accordance with purchase guidelines specified in the 10b5-1 Plan. The 10b5-1 Plan was established in accordance with Barings' obligation under the externalization agreement to enter into a trading plan pursuant to which Barings committed to purchase $50.0 million in value of shares in open market transactions through an independent broker. The maximum aggregate purchase price of all shares purchased under the 10b5-1 Plan is $50.0 million. The 10b5-1 Plan commenced on September 24, 2018 and will terminate upon the earliest to occur of (i) two years following September 24, 2018 (tolled for periods during which the 10b5-1 Plan is suspended), (ii) the end of the trading day on which the aggregate purchase price for all shares purchased under the 10b5-1 Plan equals $50.0 million and (iii) the occurrence of certain other events described in the 10b5-1 Plan. As of November 7, 2018, Barings had purchased 1,901,763 shares pursuant to the 10b5-1 plan and thereafter, owned 10,457,142 shares of the Company's common stock, or 20.4% of the total shares outstanding.
Conference Call to Discuss Third Quarter 2018 Results
Barings BDC has scheduled a conference call to discuss third quarter 2018 financial and operating results for Friday, November 9, 2018, at 9:00 a.m. ET.
To listen to the call, please dial 877-312-5521 or 253-237-1143 approximately 10 minutes prior to the start of the call and enter confirmation code 6181299. A taped replay will be made available approximately two hours after the conclusion of the call and will remain available until November 13, 2018. To access the replay, please dial 855-859-2056 or 404-537-3406 and enter confirmation code 6181299.
Barings BDC’s quarterly results conference call will also be available via a live webcast on the investor relations section of its website at https://barings.com/barings-bdc/investor-relations?events. Access the website 15 minutes prior to the start of the call to download and install any necessary audio software. An archived webcast replay will be available on the Company's website until November 30, 2018.
About Barings BDC
Barings BDC, Inc. (NYSE: BBDC) is a publicly traded, externally managed investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. Barings BDC, Inc. seeks to invest primarily in senior secured loans to private U.S. middle market companies that operate across a wide range of industries. Barings BDC, Inc.’s investment activities are managed by its investment adviser, Barings LLC, a leading global asset manager based in Charlotte, NC with over $310 billion* of AUM firm-wide. For more information, visit www.baringsbdc.com.
About Barings LLC
Barings is a $310+ billion* global financial services firm dedicated to meeting the evolving investment and capital needs of their clients. Barings builds lasting partnerships that leverage their distinctive expertise across traditional and alternative asset classes to deliver innovative solutions and exceptional service. Part of MassMutual, Barings maintains a strong global presence with over 1,800 professionals and offices in 16 countries. Learn more at www.barings.com.
*As of September 30, 2018
Media Contact:
Kelly Smith, Media Relations, Barings, (980) 417-5648, kelly.smith@barings.com
Investor Relations:
BDCinvestorrelations@barings.com, (888) 401-1088

BARINGS BDC, INC.
Consolidated Balance Sheets

	September 30, 2018	December 31, 2017
	(Unaudited)
Assets:
Investments at fair value:
Non-Control / Non-Affiliate investments (cost of $1,033,008,048 and $910,150,765 as of September 30, 2018 and December 31, 2017, respectively)	$1,036,189,705	$831,194,397
Affiliate investments (cost of $149,099,548 as of December 31, 2017)	—	147,101,949
Control investments (cost of $62,375,532 as of December 31, 2017)	—	37,988,000
Short-term investments (cost of $45,000,000 as of September 30, 2018)	45,000,000	—
Total investments at fair value	1,081,189,705	1,016,284,346
Cash and cash equivalents	116,678,976	191,849,697
Interest, fees and other receivables	4,115,713	7,806,887
Prepaid expenses and other current assets	2,608,503	1,854,861
Deferred financing fees	39,917	5,186,672
Receivable from unsettled transactions	172,801,396	—
Property and equipment, net	—	81,149
Total assets	$1,377,434,210	$1,223,063,612
Liabilities:
Accounts payable and accrued liabilities	$1,678,027	$9,863,209
Interest payable	151,864	3,997,480
Taxes payable	404,021	796,111
Deferred income taxes	—	1,331,528
Payable for investments participated	10,044,000	—
Payable from unsettled transactions	544,174,355	—
Borrowings under credit facilities	210,000,000	156,070,484
Notes	—	163,408,301
SBA-guaranteed debentures payable	—	246,321,125
Total liabilities	766,452,267	581,788,238
Commitments and contingencies
Net Assets:
Common stock, $0.001 par value per share (150,000,000 shares authorized, 51,284,064 and 47,740,832 shares issued and outstanding as of September 30, 2018 and December 31, 2017, respectively)	51,284	47,741
Additional paid-in capital	880,865,664	823,614,881
Total distributable earnings (loss)	(269,935,005)	(182,387,248)
Total net assets	610,981,943	641,275,374
Total liabilities and net assets	$1,377,434,210	$1,223,063,612
Net asset value per share	$11.91	$13.43

BARINGS BDC, INC.
Unaudited Consolidated Statements of Operations

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Investment income:
Interest income:
Non-Control / Non-Affiliate investments	$8,769,282	$20,629,534	$45,282,969	$62,755,411
Affiliate investments	669,553	3,329,256	5,580,051	10,580,976
Control investments	91,678	281,147	644,805	861,294
Short-term investments	535,153	—	535,153	—
Total interest income	10,065,666	24,239,937	52,042,978	74,197,681
Dividend income:
Non-Control / Non-Affiliate investments	—	57,515	252,369	1,318,748
Affiliate investments	303,062	137,470	642,187	241,714
Total dividend income	303,062	194,985	894,556	1,560,462
Fee and other income:
Non-Control / Non-Affiliate investments	304,835	2,104,631	4,225,905	4,980,285
Affiliate investments	72,891	479,802	601,571	951,091
Control investments	—	107,292	107,819	307,292
Total fee and other income	377,726	2,691,725	4,935,295	6,238,668
Payment-in-kind interest income:
Non-Control / Non-Affiliate investments	366,344	1,963,525	2,814,474	6,756,172
Affiliate investments	136,603	622,613	962,080	2,118,550
Total payment-in-kind interest income	502,947	2,586,138	3,776,554	8,874,722
Interest income from cash and cash equivalents	822,995	175,273	1,972,591	421,062
Total investment income	12,072,396	29,888,058	63,621,974	91,292,595
Operating expenses:
Interest and other financing fees	4,369,994	7,394,241	19,304,877	21,418,371
Base management fee	1,546,675	—	1,546,675	—
Compensation expenses	29,435,834	4,323,708	37,371,342	12,149,527
General and administrative expenses	8,766,516	1,019,192	14,659,656	3,403,385
Total operating expenses	44,119,019	12,737,141	72,882,550	36,971,283
Base management fee waived	(993,317)	—	(993,317)	—
Net operating expenses	43,125,702	12,737,141	71,889,233	36,971,283
Net investment income (loss)	(31,053,306)	17,150,917	(8,267,259)	54,321,312
Realized and unrealized gains (losses) on investments and foreign currency borrowings:
Net realized gains (losses):
Non-Control / Non-Affiliate investments	(92,881,851)	4,066,263	(134,191,161)	(3,036,048)
Affiliate investments	7,586,818	(4,443,680)	9,939,330	(999,336)
Control investments	(31,916,157)	(8,503,633)	(38,542,704)	(12,995,073)
Net realized losses on investments	(117,211,190)	(8,881,050)	(162,794,535)	(17,030,457)
Foreign currency borrowings	—	—	1,081,211	—
Net realized losses	(117,211,190)	(8,881,050)	(161,713,324)	(17,030,457)
Net unrealized appreciation (depreciation):
Non-Control / Non-Affiliate investments	50,825,657	(64,601,974)	82,978,562	(70,083,204)
Affiliate investments	(15,887,729)	(2,313,261)	3,197,568	(11,651,017)
Control investments	22,717,499	2,047,411	24,387,532	(5,981,149)
Net unrealized appreciation (depreciation) on investments	57,655,427	(64,867,824)	110,563,662	(87,715,370)
Foreign currency borrowings	—	(897,734)	(863,980)	(1,601,501)
Net unrealized appreciation (depreciation)	57,655,427	(65,765,558)	109,699,682	(89,316,871)
Net realized and unrealized losses on investments and foreign currency borrowings	(59,555,763)	(74,646,608)	(52,013,642)	(106,347,328)
Loss on extinguishment of debt	(10,507,183)	—	(10,507,183)	—
Provision for taxes	(274,132)	(985)	(813,767)	(305,166)
Net decrease in net assets resulting from operations	$(101,390,384)	$(57,496,676)	$(71,601,851)	$(52,331,182)
Net investment income (loss) per share—basic and diluted	$(0.59)	$0.36	$(0.17)	$1.18
Net decrease in net assets resulting from operations per share—basic and diluted	$(1.94)	$(1.20)	$(1.45)	$(1.14)
Dividends/distributions per share:
Regular quarterly dividends/distributions	$0.03	$0.45	$0.33	$1.35
Total dividends/distributions per share	$0.03	$0.45	$0.33	$1.35
Weighted average shares outstanding—basic and diluted	52,300,269	47,743,990	49,429,678	46,079,139

BARINGS BDC, INC.
Unaudited Consolidated Statements of Cash Flows

	Nine Months Ended	Nine Months Ended
	September 30, 2018	September 30, 2017
Cash flows from operating activities:
Net decrease in net assets resulting from operations	$(71,601,851)	$(52,331,182)
Adjustments to reconcile net decrease in net assets resulting from operations to net cash provided by (used in) operating activities:
Purchases of portfolio investments	(789,746,110)	(391,502,625)
Repayments received/sales of portfolio investments	314,112,490	231,730,067
Proceeds from sale of portfolio to Asset Buyer	793,281,722	—
Purchases of short-term investments	(730,233,448)	—
Sales of short-term investments	685,233,448	—
Loan origination and other fees received	1,212,914	5,733,890
Net realized loss on investments	162,794,535	17,030,457
Net realized gain on foreign currency borrowings	(1,081,211)	—
Net unrealized (appreciation) depreciation on investments	(109,232,129)	88,572,326
Net unrealized depreciation on foreign currency borrowings	863,980	1,601,501
Deferred income taxes	(1,331,528)	(856,956)
Payment-in-kind interest accrued, net of payments received	120,933	(519,326)
Amortization of deferred financing fees	1,710,047	1,857,810
Loss on extinguishment of debt	10,507,183	—
Loss on disposal of property and equipment	22,236	—
Accretion of loan origination and other fees	(3,205,327)	(3,863,096)
Amortization/accretion of purchased loan premium/discount	(37,486)	(466,191)
Depreciation expense	27,414	51,275
Stock-based compensation	14,229,633	4,499,374
Changes in operating assets and liabilities:
Interest, fees and other receivables	(4,098,768)	445,407
Prepaid expenses and other current assets	(753,642)	(168,424)
Accounts payable and accrued liabilities	(8,187,183)	(1,257,004)
Interest payable	(3,845,616)	(2,273,276)
Taxes payable	(392,090)	(489,691)
Net cash provided by (used in) operating activities	260,370,146	(102,205,664)
Cash flows from investing activities:
Purchases of property and equipment	—	(35,976)
Proceeds from sales of property and equipment	31,499	—
Net cash provided by (used in) investing activities	31,499	(35,976)
Cash flows from financing activities:
Repayments of SBA-guaranteed debentures payable	(250,000,000)	—
Borrowings under credit facilities	214,100,000	106,700,000
Repayments of credit facilities	(159,953,253)	(94,194,139)
Redemption of notes	(166,750,000)	—
Financing fees paid	(47,900)	(3,417,094)
Net proceeds related to issuance of common stock	99,839,845	131,996,144
Purchase of common stock in tender offer	(50,796,324)	—
Common stock withheld for payroll taxes upon vesting of restricted stock	(6,018,828)	(2,180,295)
Cash dividends/distributions paid	(15,945,906)	(62,746,883)
Net cash provided by (used in) financing activities	(335,572,366)	76,157,733
Net decrease in cash and cash equivalents	(75,170,721)	(26,083,907)
Cash and cash equivalents, beginning of period	191,849,697	107,087,663
Cash and cash equivalents, end of period	$116,678,976	$81,003,756
Supplemental disclosure of cash flow information:
Cash paid for interest	$19,845,947	$20,955,808
Summary of non-cash financing transactions:
Dividends/distributions paid through DRIP share issuances	$—	$1,637,558